Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

On December 10, 2018, Hengyang City Red Sunset Tourism Development Co. Ltd. was acquired by and became a wholly owned subsidiary of Hunan Xiao De Tian Xia Senior Care Industry Management Co. Ltd. for a cash consideration of $74,257 (RMB 510,000). Hunan Xiao De Tian Xia Senior Care Industry Management Co. Ltd (“Hunan Xiao De Tian Xia”) was incorporated in the People’s Republic of China on March 22, 2017. Its principal office is located in Yueping Retirement Home (Red Sunset Apartments), Yueping Town, Yangfeng District, Hengyang City. Hunan Xiao De Tian Xia provides a variety of services which include, but not limited to, service management, lodging management, training management and property management.

Hunan Xiao De Tian Xia Senior Care Industry Management Co. Ltd entered into a series of contractual agreements with Xiao De Tian Xia (Shenzhen) Senior Care Management Services Limited, a Wholly Foreign Owned Enterprise of the People’s Republic of China (“GS WFOE”) on November 6, 2017. As a result of the agreements, WFOE contractually controlled and managed Hunan Xiao De Tian Xia and its subsidiaries. DD’s Deluxe Rod Holder Inc. (“DDLX”), as a parent of GS WFOE, is considered the primary beneficiary of Hunan Xiao De Tian Xia and its subsidiaries and consolidates the accounts of Hunan Xiao De Tian Xia and its subsidiaries.

The accompanying unaudited pro forma condensed combined financial information have been prepared to present the balance sheet and statements of operations of DDLX to indicate how the combined financial statements might have looked like if the acquisitions of GS Group and Red Sunset Tourism Development Co. Ltd. and the transactions related to the acquisitions had occurred as of the beginning of the period presented.

The unaudited pro forma condensed combined balance sheet as of September 30, 2018 is presented as if we had entered into and closed the Share Exchange Agreement, hence consummation of the reverse acquisition and the acquisition of Red Sunset Tourism Development Co. Ltd. was completed on September 30, 2018.

The unaudited pro forma condensed combined statements of operations for the period ended September 30, 2018 are presented as if the acquisition of GS Group and Red Sunset Tourism Development Co. Ltd. consummated at the beginning of the period presented and were carried forward through each of the aforementioned periods presented. The unaudited pro forma condensed combined financial statements of DDLX were derived from the unaudited financial statements contained on its September 30, 2018 Form 10-Q, as filed with the Securities and Exchange Commission.

The unaudited pro forma condensed financial statements of GS Group and its subsidiaries were derived from their books and records and assumed the VIE Agreements consummated on such period.

The unaudited pro forma condensed financial statements of Hunan Xiao De Tian Xia and Its Subsidiaries as well as Red Sunset Tourism Development Co. Ltd. were derived from their books and records.

These unaudited pro forma condensed financial statements are presented for illustrative purposes only and are not intended to be indicative of actual consolidated financial position and consolidated results of operations.

DD’S DELUXE ROD HOLDER INC. (DDLX) AND ITS SUBSIDIARIES

Unaudited Pro Forma Condensed Balance Sheets as of September 30, 2018

	Consolidated Combined Golden Sunset Group Limited and Its Subsidiaries	Red Sunset Tourism Development Co. Limited	Pro forma Adjustments		Pro forma Balances
	(Unaudited)	(Unaudited)			(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$1,807,156	$3,234	$-		$1,810,390
Accounts receivable, net	16,380	-	-		16,380
Other receivables, net	102,337	-	-		102,337
Inventories	19,073				19,073
Advance to suppliers	202,993	1,082	-		204,075
Prepaid expenses	372,770	4,420	-		377,190
Deposits	118,018	-	-		118,018
Amounts due from related parties	96,841	3,057	(7,425	)(1)	92,473
Tax receivable	70	-	-		70

Total Current Assets	2,735,638	11,793	(7,425)		2,740,006

Non-current Assets
Property, plant and equipment, net	382,132	-	-		382,132
Intangible assets, net	1,102	-	-		1,102
Right-of-use assets	2,257,626	-	-		2,257,626
Deposits – Non-current	-	14,560	-		14,560
Prepaid expenses - Non-current	574,526	-	-		574,526
Goodwill	-	-	169,347	(2)	169,347
Total Non-current Assets	3,215,386	14,560	169,347		3,399,293

Total Assets	$5,951,024	26,353	161,922		6,139,299
LIABILITIES AND STOCKHOLDERS’ EQUITY LIABILITIES
Current Liabilities
Line of Credit	$-	-	$-		$-
Accounts Payable	-	-	-		-
Other payables and accrued liabilities	72,444	3,418	-		75,862
Deferred rent	-	582	-		582
Customer deposits and receipt in advance	4,864	-	-		4,864
Taxes payable	1,124	462	-		1,586
Lease liability-current portion	415,485	-	-		415,485
Amounts due to directors	577,092	40,252	(40,252	)(2)	577,092
Amounts due to related parties	437	76,729	(61,627	)(1)(2)	15,539

Total Current Liabilities	1,071,446	121,443	(101,879)		1,091,010
Non-current Liabilities
Lease liabilities - Non-current	1,954,943	-	-		1,954,943

Total Non-current Liabilities	1,954,943	-	-		1,954,943

Total Liabilities	3,026,389	121,443	(101,879)		3,045,953

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value, 2,000,000,000 shares authorized; 234,000,000 shares issued and outstanding	234,000	70,180	-		304,180
Paid-in capital	-	-	-		-
Additional paid-in capital	5,880,723	-	-		5,880,723
Stock to be issued	-	-	-		-
Accumulated deficits	(3,224,629)	(182,752)	288,431	(2)	(3,118,950)
Accumulated other comprehensive income	2,272	17,482	(24,630	)(2)	(4,876)
Total Stockholders’ equity (deficits)	2,892,366	(95,090)	263,801		3,061,077
Non-controlling interests	32,269	-	-		32,269
Total Equity (Deficit)	2,924,635	(95,090)	263,801		3,093,346
Total Liabilities and Stockholders’ Equity	$5,951,024	26,353	161,922		6,139,299

DD’S DELUXE ROD HOLDER INC. (DDLX) AND ITS SUBSIDIARIES

Unaudited Pro Forma Condensed Statements of Operations and Comprehensive Loss

for the Period Ended September 30, 2018

	Consolidated Combined Golden Sunset Group Limited and Its Subsidiaries	Red Sunset Tourism Development Co. Limited	Pro forma Adjustments	Pro forma Balances
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues

Service Management	$121,899	-	-	121,899
Leasing	19,325	-	-	19,325
Training Management	-	-	-	-
Community Care Management	40,834	-	-	40,834
Group Tour Fee Revenue	-	33,860	-	33,860-
Total revenues	182,058	33,860	-	215,918

Cost of revenues
Service Management	42,014	-	-	42,014
Leasing	1,153	-	-	1,153
Training Management	-	-	-	-
Community Care Management	75,233	-	-	75,233
Lodging Management fee	13,127	-	-	13,127
Group Tour Management	-	26,342	-	26,342
Total cost of revenues	131,527	26,342	-	157,869

Gross profit	50,531	7,518	-	58,049

Operating expenses
Selling expenses	38,704	-	-	38,704
General and administrative expenses	2,299,414	9,247	-	2,308,661
Total operating expenses	2,338,118	9,247	-	2,347,365
Loss from operations	(2,287,587)	(1,729)	-	(2,289,316)
Other income/(expenses)
Bank charges	(1,247)	-	-	(1,247)
Interest income	4,411	8	-	4,419
Interest expense	-	-	-	-
Other finance expense	-	-	-	-
Other income/(expenses), net	(5,134)	(124)	-	(5,258)
Exchange loss	(69,871)	-	-	(69,871)
Total other income (expenses), net	(71,841)	(116)	-	(71,957)
			-
Income/(Loss) before income taxes	(2,359,428)	(1,845)	-	(2,361,273)
			-
Provision for income taxes	-	-	-	-
			-
Net income/(loss)	$(2,359,428)	(1,845)	-	(2,361,273)
			-
Foreign currency translation adjustments	(842)	5,286	-	4,444
			-
Comprehensive income/(loss)	$(2,360,270)	3,441	-	(2,356,829)

Net income/(loss) per share:
Basic	$(0.01)			$(0.01)
Diluted	$(0.01)			$(0.01)

Comprehensive income/(loss) per share:
Basic	$(0.01)			$(0.01)
Diluted	$(0.01)			$(0.01)

Weighted average no. of shares outstanding:
Basic	234,000,000			234,000,000
Diluted	234,000,000			234,000,000

DD’S DELUXE ROD HOLDER INC. (DDLX) AND ITS SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1 – Basis of Presentation

The unaudited pro forma condensed combined financial statements have been prepared in order to present the combined financial position and results of the operations of DD’s Deluxe Rod Holder Inc. (“DDLX” or “the Company”), Golden Sunset Group Limited (“GS Group”) and its subsidiaries, Hunan Xiao De Tian Xia Senior Care Industry Management Limited (“Hunan Xiao De Tian Xia”) and its subsidiaries and Red Sunset Tourism Development Co. Ltd , the operating and contractually controlled affiliate as if the acquisition of Red Sunset Tourism Development Co. Ltd. had occurred on January 1, 2018 for the unaudited pro forma condensed combined balance sheet, to give effect to the acquisition of Hengyang City Red Sunset Tourism Development Co. Ltd., as if the transactions had taken place at the beginning of the periods presented for the unaudited pro forma condensed combined statement of operations for the period ended September 30, 2018, and to give effect to the acquisition of Red Sunset Tourism Development Co. Ltd., as if the transactions had taken place as of beginning of the periods presented for the unaudited pro forma condensed statements of operations for the period ended September 30, 2018.

Note 2 – Preliminary purchase price allocation

On December 10, 2018, Hunan Xiao De Tian Xia acquired Hengyang City Red Sunset Tourism Development Co. Ltd. for a total consideration of approximately $74,257 (RMB 510,000). The unaudited pro forma condensed combined financial information includes various assumptions including those pertinent to the preliminary purchase price allocation of the assets acquired and liabilities assumed of Red Sunset Tourism Development Co. Ltd., based on management’s best estimates. The pro forma adjustments are preliminary and have been made solely for illustrative purposes.

The following table shows the preliminary allocation of purchase price for Hengyang City Red Sunset Tourism Development Co. Ltd., to the acquired identifiable assets, liabilities assumed and pro forma goodwill:

Total purchase price	$74,257

Cash and restricted cash	3,234
Prepaid expenses and advance to suppliers	5,502
Amounts due from a related party	3,057
Property and equipment, net	-
Deposits-noncurrent	14,560
Total identifiable assets	26,353

Other payables and accrued liabilities	(3,418)
Deferred rent	(582)
Tax payable	(462)
Amount due to directors and related parties	(116,981)
Total liabilities assumed	(121,443)
Total pro forma goodwill	169,347

Note 3 – Adjustments

(1)	To eliminate inter-company transactions between Hengyang City Red Sunset Tourism Development Co. Ltd. and Hunan Xiao De Tian Xia
(2)	To recognize preliminary estimate of goodwill upon the acquisition of Hengyang City Red Sunset Tourism Development Co. Ltd.